Exhibit 99.1

FOR RELEASE: 10:00 AM Thursday, 11/04/2004

CONTACT:

Irving Smith, CFO

Fountain Powerboat Industries, Inc.

ismith@fountainpowerboats.com

252-975-2000

FOUNTAIN POWERBOAT INDUSTRIES, INC. REPORTS

FIRST QUARTER RESULTS

WASHINGTON, NC, November 4, 2004 — Fountain Powerboat Industries, Inc. (NASDAQ;FPWR), a leading manufacturer of high performance sport boats, fish boats and express cruisers, announces results for the first quarter of fiscal 2005 ending September 30, 2004.

Net sales for the quarter were $16,803,907 up from $12,885,232 for the first quarter of fiscal 2004, a 30.4% increase. Operating earnings for the quarter was $509,139 as compared to $110,752 for the first quarter of fiscal 2004. Net earnings were $313,925, or $.07 per share for the quarter compared to a net loss of $356,347, or $(.08) for the same quarter of fiscal 2004.

Sales for the first quarter of Fiscal 2005 increased by $3,918,675, or 30.4%, over sales for the first quarter of Fiscal 2004. The increase in sales is attributed to an improved sales model mix and an increase in the number of boats produced by the Company. Fountain’s firm order backlog at $34 million continues to be strong, especially for this time of year.

Fountain’s project to enhance the process flow and efficiency of the factory is almost complete, included is a new state of the art ventilation and dust collection system that will meet or exceed Air Quality MACT standard and OSHA regulations. This project will facilitate cost reduction and increased production capacity.

New fish boat models being developed by Fountain will soon be introduced to give the Company a more predominant presence in the very active fish boat market. The Company has just successfully introduced an all new 42’ Poker Run Sport Boat that was born out of its current and past National and World Champion Super V Race Boat; this is the same design that recently set the World V-Bottom Speed Record of 171.883 MPH. New product development at Fountain Powerboats is in high gear.

“We are taking the necessary steps in all areas of our Company to attain our Fiscal 2005 business plan of $67 million sales and to propel us to $80 million sales in Fiscal 2006. We accomplished our goals for the past two years, and short of any unforeseen setback in the economy or the marine industry, we expect to continue to meet our goals”, states Reginald M. Fountain, Jr., Fountain President and Chief Executive Officer.

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Safe Harbor for forward-looking statements:

Except for the historical information contained herein, this press release contains forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause the company’s actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. The potential risks and uncertainties which could cause actual growth and results to differ materially include but are not limited to, customer acceptance of the company’s services, products and fee structures, the success of the company’s brand development efforts, the volatile and competitive nature of the industry, and changes in domestic and international market conditions, and foreign exchange rates. Further information on the factors and risks that could affect Fountain Powerboat Industries, Inc. business, financial condition and results of operations are included under the “Risk Factors” or “Factors Affecting our Operating Results” sections of Fountain Powerboat Industries, Inc. public filings with the Securities and Exchange Commission, available at (http://www.sec.gov).

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2004	June 30, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,761,233	$3,713,789
Accounts receivable, net	4,177,598	4,137,484
Inventories	4,913,053	4,653,402
Prepaid Expenses	513,116	429,657
Current tax assets	279,876	268,903

Total Current Assets	13,644,876	13,203,235

PROPERTY, PLANT AND EQUIPMENT	43,866,187	43,183,460
Less: Accumulated depreciation	(27,671,682)	(27,269,666)

	16,194,505	15,913,794

CASH SURRENDER VALUE LIFE INSURANCE	1,635,939	1,581,316
OTHER ASSETS	740,794	665,815

TOTAL ASSETS	$32,216,114	$31,364,160

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities - long-term debt	$767,720	$772,704
Current maturities - capital lease	22,694	17,710
Accounts payable	3,801,378	2,821,866
Accounts payable - related party	26,875	21,000
Accrued expenses	718,184	1,172,210
Dealer incentives	1,310,765	1,203,522
Customer deposits	146,420	86,077
Allowance for boat repurchases	75,000	75,000
Warranty reserve	710,000	710,000

Total Current Liabilities	7,579,036	6,880,089
LONG-TERM DEBT, less current maturities	17,693,868	17,870,041
CAPITAL LEASE, less current maturities	—	6,657
DEFERRED TAX LIABILITY	279,876	268,903

COMMITMENTS AND CONTINGENCIES
Total Liabilities	25,552,780	25,025,690

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value, 200,000,000 shares authorized, 4,814,275 shares issued and outstanding as of September 30, 2004 and 4,807,608 as of June 30, 2004	48,142	48,076
Additional paid-in capital	10,527,053	10,517,451
Accumulated earnings (deficit)	(3,785,614)	(4,099,540)

	6,789,581	6,465,987
Less: Treasury stock, at cost, 15,000 shares	(110,748)	(110,748)
Accumulated other comprehensive income from interest rate swap	(15,499)	(16,769)

Total Stockholders’ Equity	6,663,334	6,338,470

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$32,216,114	$31,364,160

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	September 30, 2004	September 30, 2003
NET SALES	$16,803,907		$12,885,232
COST OF SALES	14,320,056		10,853,051

Gross Profit	2,483,851		2,032,181

EXPENSES:
Selling expense	1,387,924		1,355,570
General and administrative	586,788		565,859

Total Expenses	1,974,712		1,921,429

OPERATING INCOME	509,139		110,752

NON-OPERATING INCOME (EXPENSE):
Other income (expense)	698		3,059
Interest expense	(195,912)		(470,158)

Total Non-operating Income (Expense)	(195,214)		(467,099)

INCOME BEFORE INCOME TAXES	313,925		(356,347)
CURRENT TAX EXPENSE (BENEFIT)	—		—
DEFERRED TAX EXPENSE (BENEFIT)	—		—

NET INCOME (LOSS)	$313,925		$(356,347)

BASIC EARNINGS (LOSS) PER SHARE	$0.07		$(0.08)

WEIGHTED AVERAGE SHARES OUTSTANDING	4,808,260		4,757,608

DILUTED EARNINGS PER SHARE	$0.06	$	NA

WEIGHTED AVERAGE SHARES OUTSTANDING ASSUMING DILUTION	4,862,420		4,824,089